UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

STALAR 1, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52971	26-1402640
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

317 Madison Ave., Suite 1520, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

(212) 953-1544 Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

As reported by Stalar 1, Inc. (the “Company”), on Form 8-K, filed on October 17, 2013, pursuant to the terms of a letter agreement, Dr. Steven Fox, the President, CEO, CFO and COO of the Company (“Dr. Fox”), and the majority stockholder of the Company, agreed to transfer certain of his shares of Common Stock of the Company, to Dr. Steven Rosenfeld (“Dr. Rosenfeld”), or an entity 100% controlled by him, for nominal consideration and his agreement to reimburse Dr. Fox for certain operating expenses of the Company. Subsequently, Dr. Fox and Dr. Rosenfeld have amended the letter agreement, such amendment being dated March 17, 2014. Pursuant to the letter agreement, as amended, Dr. Fox agreed to transfer 1,022,250 shares, equating to a 50.00% ownership of the Company, to Dr. Rosenfeld. The aggregate consideration for the shares is: (i) the payment of $1,022.2; and (ii), the reimbursement by Dr. Rosenfeld, to Dr. Fox, for 50% of the operating costs of the Company, and the agreement to continue to share in the operating costs of the Company, 50/50 with Dr. Fox, going forward (collectively, the “Consideration”).

On March 17, 2014, in exchange for the Consideration, and pursuant to a Stock Power, Dr. Fox transferred 1,022,250 shares of the Company’s Common Stock, held by Dr. Fox, to Park Avenue Discover #1 LLC, a Delaware limited liability company. Following this transfer, Dr. Fox owns 46.60% of the outstanding Common Stock of the Company, and Park Avenue Discover #1 LLC owns 50.00% of the outstanding Common Stock of the Company. Dr. Rosenfeld, as the 100% owner of Park Avenue Discover #1 LLC is the beneficial owner of the 50.00% ownership in the Company. The source of funds used to make payment of the Consideration was cash on hand, held by Dr. Rosenfeld.

For a description of the Company’s Common Stock, reference is hereby made to the Company's registration statement on Form 10-SB filed on December 12, 2007.

Dr. Rosenfeld is an executive officer and director of Stalar 5, Inc., a Delaware corporation, which is an affiliate of the Company by virtue of Dr. Fox’s ownership interest in Stalar 5, Inc.

There are no other arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a further change in control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALAR 1, INC.

Date: March 18, 2014	By:	/s/Steven R. Fox
Steven R. Fox, President, Chief Executive Officer,
Chief Operating Officer, and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment to Letter Agreement, dated March 17, 2014 between Dr. Fox and Dr. Rosenfeld.
99.2	Stock Power, dated March 17, 2014 executed by Dr. Fox.